Tanger Factory Outlet Centers, Inc.

For Release:                                     IMMEDIATE

Contact:                                           Frank Marchisello
         (336) 834-6834

TANGER ELECTS DIRECTORS AND OFFICERS

Greensboro, NC -- May 16, 2008.  The Shareholders of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) at its Annual Shareholders Meeting on May 16, 2008, elected the following directors to serve for the ensuing year:

Stanley K. Tanger                                        Chairman of the Board and Chief Executive Officer
Steven B. Tanger                                         Director, President and Chief Operating Officer
Jack Africk                                                    Independent Director - Lead Director
William G. Benton                                        Independent Director
Thomas E. Robinson                                   Independent Director
Allan L. Schuman                                        Independent Director

During a meeting of the Board of Directors held on May 16, 2008 the following officers were elected to serve for the ensuing year:

Stanley K. Tanger - Chairman of the Board & Chief Executive Officer
Steven B. Tanger - President & Chief Operating Officer
Frank C. Marchisello, Jr. - Executive Vice President, Chief Financial Officer & Secretary
Joseph H. Nehmen - Senior Vice President, Operations
Carrie A. Warren - Senior Vice President, Marketing
Kevin M. Dillon - Senior Vice President, Construction & Development
Lisa J. Morrison - Senior Vice President, Leasing
James F. Williams - Senior Vice President, & Controller
Virginia R. Summerell – Vice President, Treasurer & Assistant Secretary
Mary Ann Williams – Vice President, Human Resources
Elizabeth J. Coleman – Vice President, Operations
Laura M. Atwell – Vice President, Marketing
Beth G. Lippincott – Vice President, Leasing
Ricky L. Farrar – Vice President, Information Technology
Thomas J. Guerrieri Jr. – Vice President, Financial Reporting
Barton A. Hunter - Vice President, Real Estate Development

Tanger Factory Outlet Centers, Inc. (NYSE:SKT) is a fully integrated, self-administered and self-managed publicly traded REIT.  The company currently owns and operates 29 centers in 21 states coast to coast, totaling approximately 8.4 million square feet of gross leasable area.  Tanger also operates two centers containing approximately 667,000 square feet in which it owns a 50% interest.  For more information on Tanger Outlet Centers, visit our web site at www.tangeroutlet.com.

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3200 Northline Avenue, Suite 360 Ž Greensboro, NC 27408 Ž 336-292-3010 Ž FAX 336-852-2096